EXHIBIT 10.72


                    FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

     First Amendment to Employment Agreement, dated as of December 6, 2002, by and among Panamerican Beverages, Inc. (together with its successors and assigns, "Panamco"), SPAL, Industria Brasileira de Bebidas (together with its successors and assigns, "Panamco Brasil") and Paulo Sacchi (the "Executive").

                             W I T N E S S E T H :
                             - - - - - - - - - - -

     WHEREAS, Executive is employed as the President of Panamco Brasil pursuant to a letter agreement, dated as of December 5, 2001, between the parties hereto ("Employment Agreement").

     WHEREAS, the parties desire to amend the Employment Agreement to extend Executive's term of employment until December 31, 2003 and increase Executive's base salary by seven percent.

     NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Parties agree as follows:

     1. Section B1 of the Employment Agreement is hereby amended to read as follows:

     You will be employed by SPAL, Industria Brasileira de Bebidas ("Panamco-Brasil") as President from January 8, 2002 until your retirement on December 31, 2003. You will also have the title and serve as Vice President--Operations of Panamco for no additional consideration

     2. Section B3 of the Employment Agreement is hereby amended to read as follows:

     Commencing on January 1, 2002 and during your employment, you shall receive a base salary at the annual rate of US$400,000 ("Base Salary"), payable in installments consistent with Panamco-Brasil's normal payroll schedule, subject to applicable withholding and other taxes. Commencing on January 1, 2003, the Base Salary shall be increased to US$428,000.

     3. Except as specifically amended in Section 1 and 2 above, the Employment Agreement remains in full force and effect.

     4. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be deemed to be one and the same instrument. Signatures delivered by facsimile shall be valid and binding for all purposes.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

                                        PANAMERICAN BEVERAGES, INC.


                                        By:/s/ Craig Jung
                                           -----------------------------------
                                           Craig Jung, Chief Executive Officer
                                           and President


                                        By:/s/ Abilio Gonzalez
                                           -----------------------------------
                                           Abilio Gonzalez, VP Human Resources


                                        SPAL, INDUSTRIA BRASILEIRA DE BEBIDAS


                                        By:/s/ Jose Luiz Weiss
                                           -----------------------------------
                                           Jose Luiz Weiss, Director Human
                                           Resourses


                                        The Executive


                                        By:/s/ Paulo Sacchi
                                           -----------------------------------
                                           Paulo Sacchi







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